Exhibit 99.1

For Immediate Release:	For Further Information Contact:
Mary Michaels
mary.michaels@windstream.com
(501) 748-7578

WINDSTREAM CORPORATION ANNOUNCES EXCHANGE OFFER FOR

SENIOR NOTES DUE 2013 AND SENIOR NOTES DUE 2016

Little Rock, AR — November 29, 2006, Windstream Corporation (NYSE: WIN) (“Windstream”) today announced that it has commenced an exchange offer for its outstanding 8.125% Senior Notes due 2013 and its outstanding 8.625% Senior Notes due 2016. These notes were originally issued July 17, 2006 in a private offering in an aggregate principal amount of $2,546,000,000. Holders of these notes may exchange them for an equal principal amount of a new issue of 8.125% Senior Notes due 2013 or 8.625% Senior Notes due 2016, as applicable, pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission. Terms of the new notes are substantially identical to those of the original notes, except that the transfer restrictions, registration rights and special interest provisions relating to the original notes do not apply to the new notes.

The exchange offer will expire at 5:00 p.m., New York City time, on December 29, 2006, unless extended. Tenders of the original notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.

Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, can be obtained from the exchange agent, U.S. Bank National Association, Corporate Trust Department, 25 Park Place N.E., 24th Floor, Atlanta, Georgia 30303-2900, telephone (404) 588-7067.

This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Windstream. The exchange offer is being made only pursuant to the exchange offer documents, including the prospectus and the letter of transmittal that are being distributed to holders of the original notes and have been filed with the Securities and Exchange Commission.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) adverse changes in economic conditions in the regions in which Windstream operates; the extent, timing and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the integration of acquired businesses; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the uncertainties related to Windstream’s strategic investments; the effects of work stoppages; the effects of litigation; potential outcome of income tax audits; the effects of federal and state legislation, rules and regulations governing the communications industry; product liability and other claims asserted against Windstream; and the risks that are described in the sections entitled “risk factors” and “special note concerning forward-looking statements” in the company’s proxy statement/prospectus-information statement dated May 26, 2006, and in Windstream’s other filings with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of other, more general, factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Forward-looking statements speak only as of the date they are made, and Windstream has no obligation to update or revise any forward-looking statements in light of new information or future events. Undue reliance should not be placed on forward-looking statements, which speak only as of the date of this press release.

About Windstream

Windstream Corporation provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.3 million access lines and approximately $3.2 billion in annual revenues. For more information, visit www.windstream.com.

For Further Information Contact:

Mary Michaels

Director, Capital Markets and Investor Relations

mary.michaels@windstream.com

(501) 748-7578